UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 15, 2020

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
            5601 N. MacArthur Blvd., Irving, Texas 75038
                (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	DAR	New York Stock Exchange	(“NYSE”)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On December 15, 2020, John O. Muse notified Darling Ingredients Inc. (the “Company”) that effective March 31, 2021 (the “Retirement Date”), he will retire from the Company, where he currently serves as Executive Vice President and Chief Administrative Officer. Effective as of the Retirement Date, Jim Long, currently a Senior Vice President at the Company, will become the Company’s new Executive Vice President and Chief Administrative Officer.

Mr. Long, age 54, joined the Company in April of 2015 as Senior Vice President, Canada, responsible for leading Darling Ingredients’ Canadian business unit, Rothsay. Prior to joining the Company, he served as Vice President Manufacturing from November 2010 to April 2015 for Maple Leaf Foods Inc., one of Canada’s largest meat protein companies. Previously, he served as Vice President and General Manager Rendering for Rothsay (under ownership of Maple Leaf Foods Inc.) where he worked for nine years. Mr. Long has had an extensive career in the meat industry, spanning functional disciplines, species, businesses and processes. He has held positions in finance, continuous improvement, operations and general management.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: December 16, 2020	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel

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